UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 20, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 20, 2009, the Compensation Committee of the Board of Directors of the Company approved a reduction of the exercise price of options to purchase an aggregate of 1,300,000 shares of the Company’s common stock to $0.55 per share (the “Repricing”). Prior to the Repricing, the exercise price of such options was $1.39 per share. All other terms of the options remained the same. The options affected by the Repricing, all of which are held by named executive officers of the Company, are set forth below:

Individual	Title	No. of Shares Subject to Option
Harry Mitchell	Chief Financial Officer and Chief Operating Officer	300,000
Patrick Mooney	Chief Executive Officer and Chairman of the Board	500,000
Shawn Singh	President and Director	500,000
     On February 20, 2009, the Compensation Committee of the Board of Directors of the Company also approved the cancellation of the following stock options that were granted on September 14, 2007 to the named executive officers listed below in the amounts set forth next to each person’s name at an exercise price per share equal to $2.39:

Name	Number of Options
Harry Mitchell	250,000
Patrick Mooney	500,000
Shawn Singh	500,000
     Finally, on February 20, 2009, the Compensation Committee of the Board of Directors of the Company granted an aggregate of 637,250 restricted shares of the Company’s common stock to certain employees and executive officers of the Company (the “Restricted Share Grant”) pursuant to Restricted Stock Agreements under the Company’s 2008 Equity Incentive Plan. Subject to the terms and conditions of the Restricted Stock Agreements, the restricted shares will vest upon the first to occur of (i) FDA approval of the Company’s Symphony™ tCGM System; or (ii) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for Liquid Proceeds. For the purposes of the Restricted Share Grants, “Liquid Proceeds” means (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities. The Restricted Share Grant was effected under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The named executive officers of the Company and the number of shares of restricted common stock received by each such individual are as follows:

Individual	Title	No. of Shares of Common Stock
Harry Mitchell	Chief Financial Officer and Chief Operating Officer	175,000
Patrick Mooney	Chief Executive Officer and Chairman of the Board	350,000
Shawn Singh	President and Director	100,000
     The foregoing description of the Restricted Stock Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restricted Stock Agreement, the form of which is included as Exhibit 10.1 to this current report and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: February 26, 2009
	By:	/s/ Harry G. Mitchell Harry G. Mitchell Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated May 20, 2008.